Exhibit 16.1

May 8, 2026

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Applied Optoelectronics, Inc. File No. 001-36083

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Applied Optoelectronics, Inc. May 8, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP